UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

China Education Alliance, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Heng Shan Road, Kun Lun Shopping Mall, Harbin, The People’s Republic of China, 150090
(Address of principal executive offices)

Registrant’s telephone number, including area code:	011-86-451-8233-5794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 8, 2007, China Education Alliance, Inc. (the “Company”), sold, for a purchase price of $2,400,000, its 3% convertible subordinated notes in the aggregate principal amount of $2,400,000 to three investors. The notes are convertible into either:

(a)
an aggregate of (i) 6,486,486 shares of the Company’s series A convertible preferred stock, which is convertible into one share of the Company’s common stock, subject to adjustment, and five-year common stock purchase warrants to purchase 6,000,000 shares of common stock at $.69 per share, 3,000,000 shares of common stock at $.80 per share and 3,000,000 shares of common stock at $1.00 per share, or

(b)
an aggregate of (i) 6,486,486 shares of common stock and five-year common stock purchase warrants to purchase 6,000,000 shares of common stock at $.69 per share, 3,000,000 shares of common stock at $.80 per share and 3,000,000 shares of common stock at $1.00 per share, or

(c)
if the Company does not amend its articles of incorporation to authorize the issuance of preferred stock and file a certificate of designation setting forth the rights of the holders of the series A preferred stock, as required by the securities purchase agreement pursuant to which the notes were issued and the terms of the notes, 18,486,486 shares of common stock.

In connection with the financing, the Company entered into a securities purchase agreement with Barron Partners LP, Eos Holdings and Hua-Mei 21st Century Partners, LP pursuant to which the Company issued the notes. The following table sets forth the investment made by each investor, the principal amount of the note issued to the investor and the number of shares of series A preferred stock or common stock are issuable upon conversion initially and the number of shares of common stock issuable upon exercise of each set of warrants:

Name	Investment	Note	Shares	$.69 Warrants	$.80 Warrants	$1.00 Warrants
Barron Partners, LP	$2,175,000	$2,175,000	5,878,378	5,437,500	2,718,750	2,718,750
Eos Holdings	125,000	125,000	337,838	312,500	156,250	156,250
Hua-Mei 21st Century Partners, LP	100,000	100,000	270,270	250,000	125,000	125,000
Total	$2,400,000	$2,400,000	6,486,486	6,000,000	3,000,000	3,000,000

The numbers under the column “Shares” represents the number of shares of series A preferred stock or shares of common stock issuable upon conversion of the notes. By the terms of the notes, the notes automatically convert into shares of series A preferred stock and the three sets of warrants when the articles of incorporation are amended to create a class of preferred stock and a certificate of designation setting forth the rights, preferences, privileges and limitations of the holders of the series A preferred stock is filed with the Secretary of State of North Carolina. Common stock will only be issued to the extent that the notes are converted prior to the automatic conversion to preferred stock and warrants.

The notes provide for interest at 3% per annum. However, upon the conversion of the notes, the Company is to issues the stock and warrants based on the principal amount of the notes. There is no adjustment for the interest. Payment of the notes is subordinated to payment of senior indebtedness, which is defined as indebtedness and obligations to banks, insurance companies and other institutional lenders.

The warrants have a term of five years, and expire on May 8, 2012. The warrants provide a cashless exercise feature; however, the holders of the warrants may not make a cashless exercise during the twelve months commencing on May 8, 2007 and thereafter only if the underlying shares are not covered by an effective registration statement.

The warrants provide that the exercise price of the warrants may be reduced by up to 50% if the Company’s pre-tax income per share of common stock, on a fully-diluted basis, is less than $0.06647. Pre tax-income is defined as income before income taxes determined in accordance with generally United States generally accepted accounting principles (“GAAP”) plus (a) any charges relating to the transaction contemplated by the purchase agreement and the registration rights agreement, minus (b) the amount, if any, by which all non-recurring losses or expenses exceed all non-recurring items or income or gain. Pre-tax income shall not be adjusted if all non-recurring items of income or gain exceed all non-recurring losses or expenses. Items shall be deemed to be non-recurring only if they qualify as non-recurring pursuant to GAAP. For determining pre-tax income per share, all shares which are outstanding or which may be issuable upon exercise or conversion of options, warrants and other convertible securities are deemed to be outstanding, regardless of whether the shares would be counted for purposes of computing diluted earnings per shares under GAAP. An adjustment in the warrant exercise price does not affect the number of shares issuable upon exercise of the warrants. The following table sets forth the exercise price of the warrants if the Company’s pre-tax income is 20% below the threshold (a “20% shortfall”) and 50% or more below the threshold (a “50% shortfall”):

	$.69 Warrant	$.80 Warrant	$1.00 Warrant
	Number of Shares	Exercise Price	Exercise Price
Unadjusted	$.69	$.80	$1.00
20% shortfall	$.552	$.64	$.80
50% shortfall	$.345	$.40	$.50

The warrants also give the Company the right to call the warrants for $.01 per share if the trading price of the common stock is not less than the greater of (a) $1.38 or 200% of the exercise price for the $.69 warrants, (b) $1.38 or 172.5% of the exercise price for the $.80 warrants, and (c) $1.75 or 175% of the exercise price for the $1.00 warrants on each trading day in the 20 trading days ending on the date prior to the date on which the warrants are called for redemption provided that the trading volume on each day in the computation period is at least 200,000 shares.

In order for the Company to exercise the right of redemption, a registration statement covering the sale of the underlying shares must be current and effective. In the event that, at any time subsequent to the date on which the warrants are called for redemption, the shares of common stock underlying the warrants are not subject to a current and effective registration statement, the Company’s right to call the warrants for redemption shall terminate with respect to all warrants that have not then been exercised or converted prior to that date.

The note, the certificate of designation and the warrants provide that those securities may not be exercised or converted if such conversion or exercise would result in the holder and its affiliates having beneficial ownership of more than 4.9% of the Company’s outstanding common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. This limitation may not be waived.

Pursuant to the purchase agreement, in addition to the foregoing:

•
The Company is required to file a proxy statement with the Securities and Exchange Commission seeking stockholder approval of an amendment to the Company’s articles of incorporation which creates a class of preferred stock and thereafter hold a stockholders’ meeting to seek approval of the certificate of amendment. The board of directors has approved the amendment to the articles of incorporation.

•	Upon filing the articles of amendment, the Company is to file a certificate of designation setting forth the rights, preferences and privileges of the holders of the series A preferred stock.

•
Upon the filing of both the restated certificate of incorporation and the certificate of designation, the notes are automatically converted into an aggregate of (i) 6,486,486 shares of the Company’s series A convertible preferred stock, which is convertible into one share of the Company’s common stock, subject to adjustment, and five-year common stock purchase warrants to purchase 6,000,000 shares of common stock at $.69 per share, 3,000,000 shares of common stock at $.80 per share and 3,000,000 shares of common stock at $1.00 per share.

•
The Company shall place in escrow 2,000,000 shares of common stock and Mr. Xiqun Yu, the Company chief executive officer and principal stockholder, shall place in escrow 2,000,000 shares of common stock. Upon the filing of the certificate of amendment and the certificate of designation, the Company will issue a certificate for 2,000,000 shares of series A preferred stock in exchange for the certificate for 2,000,000 shares of common stock, and the Company shall cancel the returned shares of common stock.

•
If the Company’s pre-tax income for 2007 is less than $0.06647 per share, on a fully-diluted basis, the percentage shortfall shall be determined by dividing the amount of the shortfall by the target number. If the percentage shortfall is equal to or greater than 33 1/3%, then the the 2,000,000 shares of series A preferred stock shall be delivered to the investors and the 2,000,000 shares of common stock placed in escrow by Mr. Yu shall be delivered to the Company, and the Company shall cancel such shares.

•	If the percentage shortfall is less than 33 1/3%, the escrow agent shall:

▪
(i) deliver to the investors such number of shares of series A preferred stock as is determined by multiplying the percentage shortfall by 2,000,000 shares, and (ii) deliver to the balance of the 2,000,000 shares of series A preferred stock to the Company, and the Company shall cancel such shares, and

▪
(i) deliver to the Company such number of shares of common stock as is determined by multiplying the percentage shortfall by 2,000,000 shares, and the Company shall cancel such shares, and (d) deliver to Mr. Yu the balance of the 2,000,000 shares that were not transferred to the Company.

•
The Company agreed to have appointed such number of independent directors that would result in a majority of its directors being independent directors, that the audit committee would be composed solely of independent directors and the compensation committee would have a majority of independent directors. Failure of the Company to meet these requirements for a period of 60 days for an excused reason, as defined in the Purchase Agreement, or 75 days for a reason which is not an excused reason, would results in the imposition of liquidated damages which are payable in cash or additional shares of series A preferred stock.. The liquidated damages are computed in an amount equal to 12% per annum of the principal amount of notes outstanding, up to a maximum of $288,000, which is payable in cash or stock, at the election of the investors.

•
The Company and the investors entered into a registration rights agreement pursuant to which the Company agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of notes and the series A preferred stock and exercise of the warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages, which are payable through the issuance of additional shares of series A preferred stock at the rate of 2,130 shares of series A preferred stock for each day, based on the proposed registration of all of the underlying shares of common stock, with a maximum of 900,000 shares. The registration rights agreement also provides for additional demand registration rights in the event that the investors are not able to register all of the shares in the initial registration statement.

•	The investors have a right of first refusal on future financings.

•
With certain limited exceptions, if the Company issues stock at a purchase price or warrants or convertible securities at an exercise or conversion price which is less than the conversion price of the series A preferred stock or the exercise price of the warrants, (a) the conversion price of the note and the series A preferred stock is reduced to the lower price and (b) exercise price will be reduced pursuant to a weighted average formula.

•
The Company is restricted from issuing convertible debt or preferred stock or from having debt in an amount greater than twice the Company’s earnings before interest, taxes, depreciation and amortization.

•
The Company’s officers and directors agreed, with certain limited exceptions, not to publicly sell shares of common stock for 27 months or such earlier date as all of the convertible securities and warrants have been converted or exercised and the underlying shares of common stock have been sold.

•	The Company paid Barron Partners $50,000 for its due diligence expenses.

In connection with the placement, the Company paid Brean Murray Carret & Co. a fee of $60,000 and issued to Brean Murray a warrant to purchase 250,000 shares of common stock at $.75 per share, and paid cash fees of $48,000 to Huang Jun and $24,000 to Liu Zongbo.

The proceeds from the sale of the notes, after brokerage fees and closing costs was used to pay the principal and interest on bridge notes issued in September 2006 in the amount of $1,364,578 and for working capital. The presently outstanding warrants to purchase a total of 1,530,000 shares of common stock which were issued in connection with the bridge notes, are to be modified so that the warrants will terminate on September 29, 2010 and have an exercise price of $.50 per share. The warrants shall give the Company the right to call the warrants for $.01 per share after September 29, 2008 if the average closing sales price of the common stock of the Company exceeds $1.38 per share during any 30 day period. It was also agreed that there will be no piggy-back rights regarding the warrants in connection with the registration statement to be filed by the Company in connection with the note issued pursuant to the purchase agreement and that the warrant holders will not exercise any demand registration rights until September 29, 2008; provided, however, the holders of the warrants shall not exercise any demand registration rights if (a) all of the underlying shares issuable upon exercise of such warrants may be sold pursuant to Rule 144(k) or any subsequent successor rule or (b) such warrants have not been called for redemption.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01 for information relating to the Company’s obligations under the notes issued to the investors pursuant to the securities purchase agreement.

Item 3.02 Unregistered Sales Of Equity Securities

Reference is made to Item 1.01 for information relating to the issuance of securities pursuant to the securities purchase agreement.

Item 7.01 Regulation FD Disclosure

The Company has issued a press release regarding the securities purchase agreement, which is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements And Exhibits

(a)	Financial Statements

None

(b)	Exhibits

99.1	Securities purchase agreement dated May 8, 2007, among the Company, Barron Partners, LP and the other investors named therein
99.2	3% Convertible Note issued to Barron Partners, LP
99.3	3% Convertible Note issued to Eos Holdings
99.4	3% Convertible Note issued to Hua-Mei 21st Century Partners, LP
99.5	Registration rights agreement, dated May 8, 2007, among the Company, Barron Partners, LP and the other investors named therein
99.6	Closing escrow agreement, dated May 8, 2007, among the Company, Barron Partners, LP and the other investors named therein and the escrow agent named therein
99.7	Letter agreement dated May 8, 2007 between the Company and SBI Advisors LLC, and related payment letter
99.8	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K current report to be signed on its behalf by the undersigned hereunto duly authorized.

China Education Alliance, Inc

Dated: May 14, 2007	By:	/s/ Xiqun Yu
Xiqun Yu
Chief Executive Officer